SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement


                         Sportan United Industries, Inc.
                         -------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.
     3)   Filing Party:
     4)   Date Filed:

                              INFORMATION STATEMENT
                              RELATING TO NOTICE OF
                   WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                        A SPECIAL MEETING OF STOCKHOLDERS

                                 ______________

                         SPORTAN UNITED INDUSTRIES, INC.
                              3170 OLD HOUSTON RD.
                             HUNTSVILLE, TEXAS 77340

                                 ______________

                                 March 24, 2004
                                 ______________


To Our Stockholders:

     The purpose of this Notice is to inform you that the stockholders owning 44,590,994 shares, or 90.4% of the outstanding shares of the common stock, par value $.001 ("Common Stock") of Sportan United Industries, Inc. ("Sportan") have taken the following action by written consent:

          - To amend our articles of incorporation to effect a 1-for-50 reverse stock split; and

          - To amend our articles of incorporation to permit various shareholder actions to be effected by the vote of a majority of the shares entitled to vote at the meeting, as opposed to 66 2/3% of the shares entitled to vote at the meeting as currently required by the Texas Business Corporation Act ("TBCA").

The record date for the determination of stockholders entitled to vote on proceeding amendments was March 4, 2004. The reverse stock split will have the effect of reducing the total number of shares of Common Stock issued and outstanding from 49,339,447 to 986,789. Details of the reverse stock split are described in the Information Statement accompanying this Notice.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on April 26, 2004.

     We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons.

      WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of stockholders satisfies any applicable stockholder voting requirement of the Texas law, our Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

     The accompanying Information Statement is for information purposes only and explains the terms of the articles of amendment to our articles of incorporation. Please read the accompanying Information Statement carefully.

                                   By Order of the Board of Directors,

                                   //s//   JASON G. OTTESON

                                   Jason Otteson, President

     PLEASE NOTE THAT YOU ARE NOT BEING ASKED TO SEND A PROXY, AND YOU ARE REQUESTED NOT TO SEND ONE.

                                TABLE OF CONTENTS



INTRODUCTION          . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . .2

RESOLUTION NO. 1 - REVERSE STOCK SPLIT. . . . . . . . . . . . . . . . . . . . .2
     Purpose And Effect Of Reverse Stock Split. . . . . . . . . . . . . . . . .2
     Possible Disadvantages . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Effects of Reverse Stock Split . . . . . . . . . . . . . . . . . . . . . .3
     Stock Certificates and Fractional Shares . . . . . . . . . . . . . . . . .4
     Procedure for Implementing the Reverse Stock Split . . . . . . . . . . . .4
     Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . . .4

RESOLUTION NO. 2 - APPROVAL OF AMENDMENT OF VOTING PERCENTAGES. . . . . . . . .5

DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . . .6

CONCLUSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                            _________________________


EXHIBIT A:     Form of Articles of Amendment to the Articles of Incorporation

                   INFORMATION STATEMENT AND NOTICE OF ACTIONS
                            TAKEN BY WRITTEN CONSENT
                               OF THE STOCKHOLDERS

                                 ______________

                                 March 24, 2004

                                 ______________


                                  INTRODUCTION

     This Information Statement is being mailed on or about March 24, 2004 to all stockholders of record of Sportan United Industries, Inc., a Texas corporation ("Sportan" or "Company"). It is being furnished in connection with the following actions, which were approved by the unanimous consent of our board of directors' and the written consent of shareholders owning in excess of 66 2/3% of the outstanding shares of Company common stock ("Common Stock"):

          -    a one-for-fifty reverse stock split of our Common Stock; and

          - An amendment to our articles of incorporation to add a section that permits the following shareholder actions to be effected by the vote of a majority of the shares entitled to vote at the meeting: (a) approving an amendment to the articles of incorporation, (b) approving a plan of merger or exchange, (c) approving a sale, lease, exchange or other disposition of asset, or (d) approving a voluntary dissolution or revoking such voluntary dissolution of the Company.

In connection with the reverse stock split, the par value of our common stock will be adjusted accordingly. There will not be any adjustments made to Sportan's capital accounts or to the number of shares of Common Stock authorized for issuance. In addition, no stockholder shall be reduced below one share on a per stockholder of record basis, as all fractional shares shall be rounded up to the next whole share.

     The board of directors approved these actions on March 2, 2004, and recommended to the shareholders that they approve the actions. The shareholders approved these actions pursuant to a written consent to action dated March 5, 2004.

     The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was March 4, 2004, (the "Record Date"). As of the Record Date, there were 49,339,447 shares of Common Stock issued and outstanding. The Common Stock constitutes the only outstanding class of voting securities. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

     Under the TBCA, our articles of incorporation and our bylaws, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to the TBCA, 66 2/3% of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend our articles of incorporation.

     In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment to our articles of incorporation as early as possible, the board of directors voted to utilize the written consent of our shareholders.

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendments may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. This Information Statement has first been sent to the shareholders on or about March 24, 2004.

We anticipate that the amendment will become effective on or after April 26, 2004, upon the filing of the articles of amendment to our articles of incorporation with the Secretary of State of the State of Texas. A copy of the articles of amendment to our articles of incorporation is attached to this document as Exhibit A.


               SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

     The following table sets forth the Common Stock ownership information as of March 2, 2004, with respect to (i) each person known to Sportan to be the beneficial owner of more than 5% of our Common, (ii) each of our directors, and
(iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to Sportan by or on behalf of each person named.

                                            Number of Shares of Common Stock
Name and Address of Beneficial Owner               Beneficially Owned         Percentage of Ownership
------------------------------------------  --------------------------------  ------------------------

Jason G. Otteson                                                  16,090,994                     32.6%

Connie Logan                                                       1,744,000                      3.5%

George Jarkesy                                                    25,000,000                     50.7%

Dwayne Deslatte                                                            0                       --

Brewer & Pritchard, P.C.                                           3,500,000                      7.1%

All executive officers and directors as a
group (1 person)                                                  16,590,994                     32.6%


     Mr. Otteson and Ms. Logan's business address is the same as our principal executive office. Mr. Deslatte's and Mr. Jarkesy's business address is 18207 Burkhardt, Tomball, Texas 77375. Brewer & Pritchard, P.C.'s business address is Three Riverway, Suite 1800, Houston, Texas 77056.


                                RESOLUTION NO. 1
                              REVERSE STOCK SPLIT

     Our board of directors and stockholders holding 66 2/3% of the shares of Common Stock have approved the one-for-fifty (1:50) reverse stock split. The reverse stock split will become effective on the twentieth (20th) day following the mailing of this Information Statement to our stockholders and upon filing of articles of amendment to our articles of incorporation.

Purpose and Effect of Reverse Stock Split

     Our board of directors believes the one-for-fifty reverse stock split is necessary to increase the effective marketability of its common stock to institutional buyers and to enhance the liquidity of the common stock so that we can better access capital markets.

     Our board of directors may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders. Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Sportan through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of

Common Stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

     There can be no assurance, however, that the trading market for the Common Stock will improve, nor can the board of directors predict what effect, if any, the reverse split will have on the market price of the Common Stock.


POSSIBLE DISADVANTAGES

     We are hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in our Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the Common Stock. A lower trading volume for the Common Stock may also depress the Common Stock market price.

     While management expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the Common Stock, Sportan can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the Common Stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock's price following a reverse stock split. The trading price of our Common Stock depends on many factors, many of which are beyond Sportan's control.

     In addition, the liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on shares of our Common Stock. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

     Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of Sportan for the reasons set forth above.


EFFECTS OF REVERSE STOCK SPLIT

     The reverse split will be effected by the filing of articles of amendment to our articles of incorporation with the Secretary of State of the State of Texas. After giving effect to the reverse stock split, all other designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company shall remain as in effect immediately prior to the filings of the articles of amendment. Since the proportion of authorized shares to issued and outstanding shares is not being affected by the reverse stock split, the reverse stock split is not expected to create any additional anti-takeover measures which the Board of Directors could use to thwart anti-takeover efforts by outsiders. The Board of Directors is not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

     The par value of our Common Stock will be adjusted to reflect the reverse stock split; however, there will be no change to the authorized number of shares available for issuance and no adjustments to our capital accounts will be made.

STOCK CERTIFICATES AND FRACTIONAL SHARES

     Sportan will not issue any certificates representing fractional shares of Sportan's common stock in the transaction. Any resulting fractional shares shall be rounded up to the nearest whole number. Any shareholder who owns 50 or fewer common shares will receive one share. This reverse stock split will reduce the number of issued and outstanding shares of Common Stock from 49,339,447 to 986,789.

     Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the reverse stock split with American Registrar & Transfer Company, 10 Exchange Place, Suite 705, Salt Lake City, Utah 84111, Sportan's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.


PROCEDURE FOR IMPLEMENTING THE REVERSE STOCK SPLIT

     In connection with the reverse stock split, fifty shares of pre-split outstanding Common Stock will be exchanged for one share of post-split Common Stock. Post-split shares of our Common Stock may be obtained by surrendering certificates representing shares of pre-split Common Stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by 50.

     Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of our Common Stock.


VOTE REQUIRED

     The affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock is required to amend our articles of incorporation. Sportan has obtained this approval through the written consent of stockholders holding in excess of 66 2/3% of the outstanding voting shares of its Common Stock. Therefore, a special meeting of the stockholders to approve the reverse stock split will not take place for this purpose.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion generally describes certain federal income tax consequences of the proposed reverse stock split to Sportan stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the Common Stock. Each stockholder should consult his or her accountants for more information in this regard.

     However, it may generally be said that the proposed reverse stock split will have the following income tax effects:

      1. A stockholder will not recognize taxable gain or loss as a result of the reverse stock split, except to the extent a stockholder receives cash in lieu of fractional shares. Cash payments in lieu of a fractional share of new Common Stock should be treated as if the fractional share were issued to the stockholder and then redeemed by Sportan for cash. Generally, a stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. Such gain or loss generally will be capital gain or loss.

     2. In the aggregate, the stockholder's basis in new Common Stock will equal his basis in the shares of old Common Stock exchanged therefore (but not including the basis allocated to a fractional share for which the stockholder is entitled to receive cash), and such stockholder's holding period for new Common Stock will include the holding period for old Common Stock exchanged therefore if the shares of old Common Stock were capital assets in the hands of such stockholder.

     3. The proposed reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and Sportan will not recognize any gain or loss as a result of the reverse stock split.


                                RESOLUTION NO. 2
                   APPROVAL OF AMENDMENT OF VOTING PERCENTAGES

     Our board of directors and the stockholders holding 66 2/3% of the shares of Common Stock have approved an amendment to our articles of incorporation to add Section XIII. Section XIII provides that the affirmative vote of a majority, rather than at least 66 2/3% of the voting power of the then outstanding shares entitled to vote is required to take the following actions:

          - the approval of any amendment of the articles of incorporation pursuant to Article 4 of the TBCA (or any successor statute);
          -    the approval of a plan of merger or exchange pursuant to Section
               5.03 of the TBCA (or any successor statute thereto);
          - the approval of a sale, lease, exchange or other disposition of assets pursuant to Section 5.10 of the TBCA (or any successor statute thereto); and
          -    the approval of a voluntary dissolution of the Company under
               Section 6.03 or the revocation of such voluntary dissolution pursuant to Section 6.05(A) of the TBCA (or any successor statutes).

     As currently in effect, the Texas Business Corporations Act requires the affirmative vote of holders at least 66 2/3% of the outstanding shares entitled to vote thereon (unless any class or series of shares is entitled to vote as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least two-thirds of the shares with each class or series of outstanding shares entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon) to take the actions outlined above. The full text of the amendment to Article XIII is set forth in the articles of amendment to the articles of incorporation attached as Exhibit A to this Information Statement.

     The board of directors has determined after due consideration that requiring a supermajority to amend the articles of incorporation and take such other actions listed above is no longer in the best interests of the company or its shareholders. For example, this requirement may potentially impede our growth and development.

     Article XIII would make it easier for our shareholders to change any provisions in our articles of incorporation. Currently, the holders of a minority of the total shares of our common stock outstanding and entitled to vote have a veto power over any change to the articles of incorporation.


                               DISSENTER'S RIGHTS

     Neither Texas law nor our articles of incorporation or bylaws provide our stockholders with dissenters' rights in connection with the reverse stock split or the amendment to our articles of incorporation. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with the reverse stock split or the amendment to our articles of incorporation, even if a stockholder has not been given an opportunity to vote with respect thereto.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.


                                   CONCLUSION

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


                                   FOR THE BOARD OF DIRECTORS OF
                                   SPORTAN UNITED INDUSTRIES, INC.

                                   //s//  JASON G. OTTESON


                                   Jason Otteson, President

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         SPORTAN UNITED INDUSTRIES, INC.

      The undersigned, being the Chairman of the Board and President of SPORTAN UNITED INDUSTRIES, INC., a corporation existing under the laws of the State of Texas (the "Corporation"), does hereby certify under the seal of the said corporation as follows:

                                    ARTICLE 1

     The name of the Corporation is SPORTAN UNITED INDUSTRIES, INC. The Corporation's Restated Articles of Incorporation were filed with the Texas Secretary of State on April 1, 1998. An Amendment to the Restated Articles of Incorporation was filed with the Texas Secretary of State on May 9, 2000.

                                    ARTICLE 2

     The following amendment to the Articles of Incorporation, as amended and restated, was adopted by a majority of the shareholders of the Corporation on March 5, 2004

     The amendment adds Article XII to the Articles of Incorporation, as restated and amended, to read as follows:

                                   ARTICLE XII

     Upon effectiveness of a one-for-fifty (1:50) reverse stock split of the Corporation's common stock, all issued and outstanding shares shall be consolidated to the extent that the issued and outstanding shares of common stock shall be reduced from 49,339,447 prior to the reverse split to 986,789 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. Any shareholder who owns less than 50 shares shall receive one share. The par value of the common stock shall be $.05 per share. There will be no change in the number of shares of common stock authorized for issuance and there will be no adjustment to the capital of the Corporation.

     The amendment adds Article XIII to the Articles of Incorporation, as restated and amended, to read as follows:

                                  ARTICLE XIII

     If the Texas Business Corporation Act ("TBCA") requires that the shareholders vote for any of the following actions: (a) the approval of any amendment of the articles of incorporation pursuant to Article 4 of the TBCA (or any successor statute), (b) the approval of a plan of merger or exchange pursuant to Section 5.03 of the TBCA (or any successor statute thereto), (c) the approval of a sale, lease, exchange or other disposition of assets pursuant to
Section 5.10 of the TBCA (or any successor statute thereto), or (d) the approval of a voluntary dissolution of the Company under Section 6.03 or the revocation of such voluntary dissolution pursuant to Section 6.05(A) of the TBCA (or any successor statutes), then the vote of shareholders required for such actions shall be (in lieu of any greater vote required by the TBCA) the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote outstanding shares within each class or series of shares entitled to vote thereon as a class and at least a majority of the outstanding shares otherwise entitled to vote thereon.


                                    ARTICLE 3

     The number of shares of capital stock of the Corporation outstanding at the time of adoption was 49,339,447 shares, and the number of shares entitled to vote on the amendment was 49,339,447 shares.

                                    ARTICLE 4

     On March 5, 2004, stockholders owning 44,590,994 shares of common stock, or 90.4% of the shares entitled to vote at a meeting, executed a written consent to action duly adopting these Articles of Amendment to the Articles of Incorporation. These Articles of Amendment were approved in accordance with the Texas Business Corporation Act and the constituent documents of the Corporation.

      IN WITNESS WHEREOF, these Articles of Amendment of the Articles of Incorporation, as amended, have been signed on this ____ day of April 2004.

                                        SPORTAN UNITED INDUSTRIES, INC.



                                        Jason Otteson, President